UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

BridgeBio Oncology Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41955	39-3690783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

256 E. Grand Avenue, Suite 104

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 405-4770

(Telephone number, including area code, of agent for service)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BBOT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed by BridgeBio Oncology Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission on April 23, 2026, Eli Wallace, Ph.D. resigned from his position as a member of the Company’s Board of Directors and as a Class III director, and was succeeded by Pedro J. Beltran, Ph.D. in these positions and as the Company’s President and Chief Executive Officer, effective on April 20, 2026.

On April 27, 2026, the Company entered into a consulting agreement (the “Consulting Agreement”) with Dr. Wallace, pursuant to which Dr. Wallace will provide the Company with advisory services regarding the Company’s research and development programs, effective retroactively as of April 21, 2026 (the “Effective Date”) through the date twelve (12) months thereafter (the “Consulting Term”), unless terminated earlier pursuant to the terms of the Consulting Agreement. Dr. Wallace’s exclusive compensation under the Consulting Agreement will be the continued vesting of the outstanding equity awards that he held as of the Effective Date pursuant to the applicable equity incentive plans of the Company, subject to Dr. Wallace providing services to the Company through each applicable vesting date, in accordance with the applicable equity incentive plans and the applicable award agreements. Dr. Wallace’s outstanding stock option grants may also, to the extent vested and exercisable as of the date of termination of the Consulting Agreement, be exercised until the earlier of (i) the date two (2) years after the date of termination of Dr. Wallace’s continued services to the Company as an employee or consultant and (ii) the original expiration date of the applicable stock option grant. Additionally, pursuant to the Company’s Executive Severance Plan adopted as of August 11, 2025 and a Separation Agreement and Release entered into on April 27, 2026, Dr. Wallace is entitled to receive the severance benefits applicable to a Tier 1 officer in connection with a termination by the Company other than for “cause.”

The foregoing summary is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2026, and the Executive Severance Plan, which is filed as Exhibit 10.23 to the Company’s Current Report on Form 8-K filed on August 12, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIDGEBIO ONCOLOGY THERAPEUTICS, INC.

Date: April 29, 2026	By:	/s/ Pedro Beltran
Name: Pedro Beltran
Title: President and Chief Executive Officer